Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Premier Exhibitions, Inc. (the “Company”) on Form 10-K for the fiscal year ended February 28, 2009 as filed with the Securities and Exchange Commission on May 7, 2009, (the “Report”), each of the undersigned officers hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, to such officer’s knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher J. Davino
Christopher J. Davino
Interim President and Chief Executive Officer
May 6, 2009

/s/ Kelli L. Kellar
Kelli L. Kellar
Chief Accounting Officer
(Acting Chief Financial Officer)
May 6, 2009

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.